EIGHTH AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

THIS EIGHTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT ("Amendment") is made this 29th of March, 2013 between FIRST NATIONAL BANK OF OMAHA, a national banking association as a Bank and as the Administrative Agent and Collateral Agent for the Banks (in such capacities, "Bank"), the other Banks a party to the Loan Agreement referenced below and HIGHWATER ETHANOL, LLC, a Minnesota limited liability company ("Borrower"). This Amendment amends that certain Construction Loan Agreement dated April 24, 2008 between Bank, Banks and Borrower ("Loan Agreement").

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, the Banks extended the Construction Loan, Revolving Loan and other financial accommodations and extensions of credit described in the Loan Agreement to Borrower, all as more fully described in the Loan Agreement;

WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated August 11, 2009, the Loan Termination Date applicable to the Revolving Promissory Note was extended to February 28, 2010, the interest rate applicable to the Revolving Loan was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated February 26, 2010, the Loan Termination Date of the Revolving Promissory Notes was extended to February 26, 2011 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Third Amendment of Construction Loan Agreement dated January 31, 2011, a portion of the Long Term Revolving Loan was converted to a debt service reserve, the repayment provisions applicable to the Variable Rate Loan were modified, the financial covenants were modified, the minimum interest rate applicable to the Variable Rate Loan was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fourth Amendment of Construction Loan Agreement dated February 26, 2011, the Loan Termination Date applicable to the Revolving Loan was extended to August 28, 2011, the Commitments of the Banks with a Revolving Loan Commitment was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fifth Amendment of Construction Loan Agreement dated August 26, 2011, the Loan Termination Date of the Revolving Loan was extended to April 1, 2012, the Revolving Loan Commitments of the Banks were re-allocated and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Sixth Amendment of Construction Loan Agreement dated April 1, 2012 the Loan Termination Date of the Revolving Loan was extended to April 1, 2013, the interest rate applicable to the Revolving Loan was modified and the Loan Agreement was otherwise modified as provided for therein;
WHEREAS, pursuant to that certain Seventh Amendment of Construction Loan Agreement dated January 25, 2013, the minimum Net Worth and Fixed Charge Coverage Ratio covenants were modified, the Borrower was granted certain waivers of financial covenant violations and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, the Borrower has requested and under the terms of this Amendment the Banks have agreed, to extend the Loan Termination Date of the Revolving Loan to April 1, 2014, to modify the Working

Capital financial covenant, terminate the Long Term Revolving Loan and to otherwise amend the Loan Agreement as provided for in this Amendment; and

WHEREAS, the parties hereto agree to amend the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.

2.Section 1.32 of the Loan Agreement is hereby amended to delete the reference to April 1, 2013 as the Loan Termination Date of the Revolving Promissory Notes executed and delivered by Borrower in favor of each Bank with a Revolving Loan Commitment and inserting in lieu thereof April 1, 2014. To further evidence such extension, Borrower shall execute in favor of each Bank with a Revolving Loan Commitment and deliver to Bank a Sixth Amended and Restated Revolving Promissory Notes dated of even date with this Amendment. From and after the date of this Amendment, any reference to the Revolving Notes in the Loan Agreement and the other Loan Documents shall be amended to refer to such Sixth Amended and Restated Revolving Promissory Notes.

3.    Section 6.2.4 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.2.4 BORROWER must maintain on a quarterly basis a minimum WORKING CAPITAL of not less than $1,500,000.00, measured on a quarterly basis at the end of each fiscal quarter.

4.    Effective on the date of this Amendment, the Loan Term Revolving Loan is hereby terminated, Banks with a commitment in the Long Term Revolving Loan shall have no continuing or further obligation, discretionary or otherwise, to make any further advances on the Long Term Revolving Loan and Borrower shall pay in full any outstanding principal and interest balance on the Long Term Revolving Loan on the date of this Amendment.

5.    Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the provisions of the Loan Agreement and the other Loan Documents are hereby amended to be consistent with the terms of this Amendment. The modifications and amendments contained in this Amendment will become effective on the date of this Amendment except as otherwise specifically provided for above.

6.    Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.

7.    This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

8.    Borrower will comply with all terms and conditions of this Amendment and any other documents executed pursuant hereto and will, when requested by Bank execute and deliver such further documents and instruments necessary to consummate the transactions contemplated hereby and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Amendment or to show the ability to carry out the intent and purposes of this Amendment.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

HIGHWATER ETHANOL, LLC

By: /s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer/General Manager

FIRST NATIONAL BANK OF OMAHA, in its capacity
as a BANK, ADMINISTRATIVE AGENT and
COLLATERAL AGENT

By:
Jeremy Reineke, Vice President

AGSTAR FINANCIAL SERVICES, PCA, as a BANK

By:
Name:
Title:

UNITED FCS, as a BANK

By:
Name:
Title:

FIRST BANK & TRUST, as a BANK

By:
Name:
Title:

GRANITE FALLS BANK, as a BANK

By:
Name:
Title:

HERITAGE BANK, as a BANK

By:
Name:
Title:

DEERE CREDIT, INC., as a BANK

By:
Name:
Title: